UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FUNDVANTAGE TRUST
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

103 Bellevue Parkway, Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification Number
Polen 5Perspectives Large Growth ETF	NYSE Arca, Inc.	41–4456548

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-141120

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Post-Effective Amendment No. 345 to FundVantage Trust’s (the “Registrant” or the “Trust”) Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-141120 and 811-22027), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR (Accession No. 0001829126-26-001539) on February 20, 2026, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is also hereby incorporated herein by reference.

Item 2.	Exhibits

A.	Second Amended and Restated Agreement and Declaration of Trust of the Trust dated December 2, 2024 is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Post-Effective Amendment No. 334 to its Registration Statement on Form N-1A, as filed with the SEC on March 3, 2025.

B.	Certificate of Trust of the Trust, as filed with the state of Delaware on August 26, 2006, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Initial Registration Statement as filed with the SEC on March 7, 2007.

C.	By-Laws of the Trust are incorporated by reference to Exhibit (b) to Post-Effective Amendment No. 169 to its Registration Statement on Form N-1A as filed with the SEC on August 28, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FUNDVANTAGE TRUST
Date: April 9, 2026
	By:	/s/ Joel L. Weiss
	Name:	Joel L. Weiss
	Title:	President and CEO

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